EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President and Chief Financial Officer of Pure Cycle Corporation (the “Company”), certifies that to his knowledge on the date hereof:

(a)          The Quarterly Report on Form 10-Q of the Company for the quarterly period ended May 31, 2006 filed on the date hereon with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)         Information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:    July 17, 2006

/s/ Mark W. Harding
President and Chief Financial Officer
(Principal executive officer and principal financial officer)